                                                                    Exhibit 10.2

                              OWENS & MINOR, INC.
                      MANAGEMENT EQUITY OWNERSHIP PROGRAM


SECTION  I.  DEFINITIONS
------------------------

1.1  Annual Bonus means the cash portion of any Incentive Award.

1.2 Annual Incentive Plan means the Company's Annual Incentive Plan approved by the shareholders of the Company on April 30, 1991 or any successor plan.

1.3 Base Salary means the annual salary paid by the Company to a Participant for performance of his job excluding any benefits, Incentive Awards, bonuses or any component of pay other than the base amount.

1.4  Board means the Board of Directors of the Company.

1.5 Business Day means any day on which the New York Stock Exchange is open and the Common Stock is traded.

1.6 Cause means conduct of the Participant amounting to (i) fraud or dishonesty against the Company, (ii) willful misconduct, repeated refusal to follow the reasonable directions of the Company's management or knowing violation of law in the performance of the duties of Participant's employment with the Company,
(iii) violation of the Company's standards of conduct or other Company policies, (iv) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty or (v) a breach or violation of the terms of any employment, confidentiality, non-compete or other agreement to which the Participant and the Company are party. The determination of whether the Company has or had Cause to terminate a Participant's employment shall be made by the Committee in its sole and absolute discretion.

1.7 Change in Control means that situation when (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the effective date of this Program), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's

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

stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting
power of the Company's then outstanding securities; or   (iv)  the stockholders
of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose.

1.8 Committee means the Compensation & Benefits Committee of the Board or any successor committee.

1.9   Common Stock means the Common Stock, $2.00 par value, of Owens & Minor,
Inc.

1.10  Company means Owens & Minor, Inc., including its Subsidiaries.

1.11 Disability means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

1.12 Effective Date shall have the meaning set forth in subsection 2.3 hereof.

1.13 Equity Ownership Dividend shall have the meaning specified in Section IV hereof.

1.14 Fair Market Value means, as of any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape as of such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.15 Fourth Quarter Fair Market Value means the greater of (i) the average Fair Market Value of a share of Common Stock for all trading days during the fourth quarter of the calendar year for which the value is calculated or (ii) the Fair Market Value on the last day in such fourth quarter that a Participant is able to purchase shares of Common Stock under the "Section 16 window period" policy set forth in the Company's Section 16 Compliance Program.

1.16 Incentive Award means an award under the Annual Incentive Plan (or any successor plan) approved by the Committee which entitles the recipient to shares of Common Stock, cash or a combination of Common Stock and cash.

1.17 Interim Stock Ownership Requirement shall have the meaning specified in subsection 3.2 hereof.

1.18 Own or Owns means, with respect to shares of Common Stock, shares of which the Participant is the beneficial owner within the meaning of Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, but excluding any options to purchase shares of Common Stock. Shares of Common Stock of which a Participant is the beneficial owner will include, by way of example, (i) shares, whether registered in the owner's name or in nominee name, which are owned by the Participant, his spouse or any member of his immediate family living in his household, (ii) shares held by the Participant in or through any benefit plan of the Company, (iii) shares of restricted stock (including Restricted Stock awarded under this Program) and (iv) in certain cases, shares owned by a trust of which the Participant, his spouse or an immediate family member living in his household is a trustee or beneficiary.

1.19 Participant means a Teammate designated in subsection 2.5 hereof or selected to participate in the Program by the Committee pursuant to subsection
2.5 hereof.

1.20 Program means the Owens & Minor, Inc. Management Equity Ownership Program, as it may be amended from time to time.

1.21 Restricted Period shall mean the period of time specified in this Program with respect to particular grants of Restricted Stock during which the restrictions imposed by Section VI hereof shall apply.

1.22 Restricted Stock means shares of Common Stock which are awarded by the Company under this Program subject to forfeiture, restrictions on transfer and such other restrictions as are set forth in Section VI hereof or as the Committee may determine in accordance with the provisions of Section VI of this Program.

1.23 Retirement means retirement from the Company within the meaning of the Company's Supplemental Executive Retirement Plan or any successor thereto.

1.24 Stock Purchase Period means (i) with respect to any Participant whose participation in the Program begins on the Effective Date and who has completed at least one year of service with the Company as of the Effective Date, the period of time beginning on the Effective Date and ending on December 31 of the fifth full calendar year thereafter or (ii) with respect to any Participant whose participation in the Program begins after the Effective Date (in the first, second or third quarter of a calendar year) or who has completed less than one year of service with the Company as of the Effective Date, the period of time beginning on the date the Participant first becomes a Participant under the Program and ending on December 31 of the sixth full calendar year thereafter or (iii) with respect to any Participant whose participation in the Program begins after the Effective Date (in the fourth quarter of a calendar year), the period of time beginning on the date the Participant first becomes a Participant under the Program and ending on December 31st of the seventh full calendar year thereafter.

1.25 Subsidiary means a corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Owens & Minor, Inc.

1.26  Teammate means any person employed by the Company.

1.27 Total Stock Ownership Requirement shall have the meaning specified in subsection 3.1 hereof.

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.

SECTION II.  GENERAL TERMS
--------------------------

2.1 Purpose of the Program. The purpose of the Program is to promote the interests of the Company and its shareholders by increasing the ownership of Common Stock by certain key management level Teammates to more closely align their financial rewards with the performance of the Company and to motivate these Teammates to manage the Company for long-term growth and profitability.

2.2 Administration of the Program. The Program shall be administered by the Committee which shall have exclusive and absolute authority and discretion to interpret the Program, to establish and modify rules for the administration of the Program, to impose such conditions and restrictions as it determines appropriate with respect to the Program and to take such other actions and make such other determinations as it may deem necessary or advisable for the implementation and administration of the Program. Notwithstanding any provision in the Program to the contrary, the Committee shall have the authority to waive or modify any stock ownership requirement set forth in Section 3 of the Program; provided that any such modification or waiver is applied uniformly to all Participants. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Program or any award of Restricted Stock hereunder.

2.3   Effective Date of the Program.   The Program is effective on July 1, 1997
(the "Effective Date") and will continue in effect for a period of ten years or until sooner terminated by the Board.

2.4 Scope of the Program. The Program is adopted under and is part of the Annual Incentive Plan and is subject in all respects to the provisions of the Annual Incentive Plan. Upon expiration of the Annual Incentive Plan, unless

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determined otherwise by the Board, the Program will continue under any plan that succeeds or replaces the Annual Incentive Plan and will be subject to all provisions of such successor or replacement plan. All shares of Restricted
Stock issued under the Program shall be provided from shares of Common Stock authorized under the Annual Incentive Plan or such other plan as succeeds or replaces the Annual Incentive Plan. In the event there are insufficient shares of Common Stock authorized under the Annual Incentive Plan or any successor or replacement plan to make the grants of Restricted Stock contemplated by this Program, then no such grants of Restricted Stock shall be made under this Program.

2.5   Eligibility.   Participants in the Program shall be selected by the
Committee from among those management level Teammates who, in the opinion of the Committee, are in a position to contribute materially to the Company's growth and development and to its long-term financial success. The Chief Executive Officer, the President and any Executive Vice President, Senior Vice President, Vice President and Regional Vice President of Owens & Minor, Inc. (or, in each case, the same positions bearing different titles) shall automatically be Participants in the Program effective on the later of the Effective Date or the date on which he is appointed to or employed in such position.

SECTION III.  COMMON STOCK OWNERSHIP REQUIREMENTS
-------------------------------------------------

3.1 Five-Year Ownership Requirement. Each Participant will be required to own shares of Common Stock the Fourth Quarter Fair Market Value of which as of the last day of the Participant's Stock Purchase Period and each December 31 thereafter during the term of this Program is not less than the applicable ownership multiple designated in the table below (as such ownership multiple may be changed by the Committee) multiplied by the Participant's then-current Base Salary (the "Total Stock Ownership Requirement").



     Position                                Ownership Multiple of Base Salary
     --------                                ---------------------------------
     Chief Executive Officer                              4.0X
     President                                            3.0X (effective January 1, 2001)
     Executive Vice President                             2.0X
     Senior Vice President                                1.5X
     Vice President, Group Vice President,
       Regional Vice President                            1.0X
     Other Management Level Teammates
       who are Participants                    As designated by the Committee




In the event a Participant is promoted to a higher position with a higher ownership multiple during the Participant's Stock Purchase Period a new Stock Purchase Period shall commence for such Participant effective January 1 following the date of promotion with an initial Interim Ownership Requirement of

10% and increasing ownership requirements thereafter in accordance with Section 3.2A; provided however that, with respect to the calendar year in which the promotion is made, the Participant shall continue to be required to meet the otherwise applicable Interim Stock Ownership Requirement or Total Stock Ownership Requirement based on the Participant's relevant ownership multiple and Base Salary immediately prior to the date of promotion.

3.2 Interim Ownership Requirement. As of each December 31 during a Participant's Stock Purchase Period, such Participant will be required to own shares of Common Stock the Fourth Quarter Fair Market Value of which as of each such date is not less than the respective percentages designated in the table below of the Participant's Total Stock Ownership Requirement (the "Interim Stock Ownership Requirement").

     A.   Participants with at Least 12 Months of Service with the Company as of
          the Effective Date and   Whose Participation Begins on the Effective
          Date


                                  Percentage of Total Stock
          December 31             Ownership Requirement
          -----------             ---------------------

             1st                         10%
             2nd                         25%
             3rd                         45%
             4th                         65%
             5th                         85%
             6th                        100%


     B. Participants with Less Than 12 Months of Service with the Company as of the Effective Date or Whose Participation Begins after the Effective Date (in the 1st, 2nd or 3rd Quarter of a Calendar Year)


                                  Percentage of Total Stock
          December 31             Ownership Requirement
          ----------              ---------------------

             1st                        No Requirement
             2nd                         10%
             3rd                         25%
             4th                         45%
             5th                         65%
             6th                         85%
             7th                        100%

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

     C. Participants Whose Participation Begins after the Effective Date (in the 4th Quarter of a Calendar Year)

                                  Percentage of Total Stock
          December 31             Ownership Requirement
          ----------              ---------------------

             1st                        No Requirement
             2nd                          5%
             3rd                         10%
             4th                         25%
             5th                         45%
             6th                         65%
             7th                         85%
             8th                        100%

3.3 Annual Incentive Deferrals. Not later than 30 days after a Participant first becomes a Participant in the Program and not later than January 1 of each full calendar year thereafter during a Participant's Stock Purchase Period, the Participant may make an irrevocable election on a form provided by the Company to receive 25% or 50% of his Annual Bonus for performance during that calendar year, if any, in shares of Restricted Stock based upon the Fair Market Value of the Common Stock on the date the Annual Bonus is awarded. The Restricted Period for any shares of Restricted Stock granted pursuant to this subsection 3.3 shall commence on the date the Annual Bonus is awarded and expire on the third January 2nd (or next succeeding Business Day) thereafter.


SECTION IV.  RESTRICTED STOCK AWARDS
------------------------------------

Equity Ownership Dividends. Each Participant who, as of December 31 of any year during the term of this Program, achieves the applicable Interim Stock Ownership Requirement or Total Stock Ownership Requirement as specified in subsections 3.1 and 3.2 hereof will receive an award of Restricted Stock equal to 10% of the Fourth Quarter Fair Market Value of all Common Stock owned by the Participant up to the Total Stock Ownership Requirement (the "Equity Ownership Dividend"), subject to such terms and conditions as may be prescribed by the Committee and the full and complete authority of the Committee to modify the amount or eliminate the payment of Equity Ownership Dividends with respect to any calendar year and any Participant. Notwithstanding the foregoing, with respect to any Participant who has achieved his or her Total Stock Ownership Requirement, effective January 1, 2001, the Equity Ownership Dividend shall be reduced to 5% of the Fourth Quarter Fair Market Value of all Common Stock owned by the Participant up to the Total Stock Ownership Requirement for each year subsequent to the year in which such Total Stock Ownership Requirement was initially achieved. Each award of an Equity Ownership Dividend hereunder will be determined based on the Fourth Quarter Fair Market Value of the Common Stock on December 31 of the year in which the Interim Stock Ownership Requirement or the
Total Stock Ownership Requirement, as the case may be, is achieved.   Equity
Ownership Dividends will be granted upon approval by the Committee not later than March 1 of the year following achievement of the applicable stock ownership
requirement.   The Restricted Period for any shares of Restricted Stock awarded pursuant to this Section IV shall commence on the date of grant and expire on the fifth January 2nd (or next succeeding Business Day) thereafter.

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

SECTION V.  FAILURE TO ACHIEVE STOCK OWNERSHIP REQUIREMENTS
-----------------------------------------------------------

     Each Participant who, as of the second December 31 during the Participant's Stock Purchase Period and each December 31 thereafter during the term of this Program, fails to achieve the applicable Interim Stock Ownership Requirement or Total Stock Ownership Requirement, will incur the following consequences:



                               Consequences of Failure to Achieve
     December  31              Stock Ownership Requirement
     ------------              ---------------------------
     2nd                       25% of Annual Bonus*, if any, will be paid in Restricted Stock

     3rd                       50% of Annual Bonus*, if any, will be paid in Restricted Stock

     4th                       75% of Annual Bonus*, if any, will be paid in Restricted Stock

     5th                       100% of Annual Bonus*, if any, will be paid in Restricted Stock

     6th                       100% of Annual Bonus*, if any, will be paid in Restricted Stock and 50% of the following year's Base Salary increase, if any, will be paid in Restricted Stock

     7th and thereafter        100% of Annual Bonus*, if any, will be paid in Restricted Stock and 100% of the  following year's Base Salary increase, if any, will be paid in Restricted Stock



     * In each instance, the percentage of Annual Bonus payable in Restricted Stock will be the greater of the applicable amount set forth above or the percentage elected by the Participant pursuant to subsection 3.3 hereof

The number of shares of Restricted Stock granted in lieu of cash payment of Annual Bonus or Base Salary increase will be determined based on the Fair Market Value of the Common Stock on the date the Annual Bonus or Base Salary increase is awarded. The Restricted Period for any shares of Restricted Stock granted pursuant to this Section V in respect of Annual Bonus shall commence on the date the Annual Bonus is awarded and expire on the third January 2nd (or next succeeding Business Day) thereafter. The Restricted Period for any shares of Restricted Stock granted pursuant to this Section V in respect of Base Salary increase shall be two years from the date of grant.


SECTION VI.  RESTRICTED STOCK
-----------------------------

6.1 Terms of Restricted Stock. Until the expiration of the Restricted Period or the lapse of restrictions as provided in subsection 6.4 or 6.5 hereof, shares of Restricted Stock issued to Participants under the Program shall be subject to the following restrictions and any additional restrictions that the Committee in its sole discretion, may determine; provided, however, the Participant shall have beneficial ownership of shares of Restricted Stock, including the right to receive cash dividends on and the right to vote shares of Restricted Stock:

          (i) Participants shall not be entitled to receive the certificate or certificates representing shares of Restricted Stock;

          (ii) Shares of Restricted Stock may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of; and

          (iii) Shares of Restricted Stock may be forfeited immediately as provided in subsection 6.4.

Any stock dividends or other shares of Company stock or other property issued in respect of Restricted Stock, including without limitation, shares issued in connection with stock splits and recapitalizations, will be subject to the same restrictions applicable to the Restricted Stock.

6.2 Custody of Shares of Restricted Stock. Any certificates representing shares of Restricted Stock issued under the Program shall be issued in the Participant's name but shall be held by the Company (or its transfer agent) during the Restricted Period. The Company shall serve as attorney-in-fact for the Participant during the Restricted Period with full power and authority in the Participant's name to assign and convey to the Company any shares of Restricted Stock held by the Company for such Participant if the Participant forfeits the shares under the terms of the Restricted Stock. Each certificate representing shares of Restricted Stock may bear a legend referring to the Program and the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed.

6.3 Distribution of Restricted Stock. If a Participant who receives shares of Restricted Stock under the Program remains in the continuous employment of the Company during the entire Restricted Period and otherwise does not forfeit such shares pursuant to subsection 6.4 hereof, all restrictions applicable to the shares of Restricted Stock shall lapse upon expiration of the Restricted Period and a certificate or certificates representing the shares of Common Stock that were granted to the Participant in the form of shares of Restricted Stock shall be delivered to the Participant.

6.4  Forfeiture.
     ----------

          (a) If a Participant's employment is terminated before the expiration of the Restricted Period by reason of Retirement, Disability or death of the Participant, subject to the authority of the Committee in its sole discretion to determine otherwise, all restrictions applicable to the shares of Restricted Stock held by the Company for the Participant shall immediately lapse on the date the Participant's employment is terminated and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant (or in the event of the Participant's death, to his estate). If a Participant's employment is terminated under this subsection (i) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, subject to the authority of the Committee in its sole discretion to determine otherwise, the Participant shall be entitled to receive the shares issuable in respect of any such Equity Ownership Dividend free of all applicable restrictions.

          (b) If a Participant's employment is terminated before the expiration of the Restricted Period by the Company without Cause, subject to the authority of the Committee in its sole discretion to determine otherwise, the number of shares of Restricted Stock held by the Company for the Participant shall be reduced by the proportion of the Restricted Period remaining after the Participant's termination of employment, the restrictions on the balance of such shares of Restricted Stock shall lapse on the date the Participant's employment terminated and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant. If a Participant's employment is terminated under this subsection
(ii) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, subject to the authority of the Committee in its sole discretion to determine otherwise, the Participant shall not be entitled to receive any portion of the shares issuable in respect of any such Equity Ownership Dividend.

          (c) If a Participant's employment is terminated before the expiration of the Restricted Period by the Company for Cause or by the Participant at any time, all shares of Restricted Stock held by the Company for the Participant shall be forfeited immediately and all rights of the Participant to such shares shall terminate immediately without further obligation on the part of the
Company.   If a Participant's employment is terminated under this subsection
(iii) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, the Participant shall not be entitled to receive any of the shares issuable in respect of any such Equity Ownership Dividend.


6.5 Change of Control. Upon any Change of Control, unless the Committee in its sole discretion determines otherwise prior to the Change of Control, all restrictions applicable to shares of Restricted Stock shall immediately lapse and the certificate or certificates representing the shares of Common Stock that were granted to the Participants in the form of shares of Restricted Stock shall be delivered to the Participants.

6.6 Waiver of Restrictions. The Committee, in its sole discretion, may at any time waive any or all restrictions with respect to shares of Restricted Stock.

SECTION VII.  MISCELLANEOUS PROVISIONS
--------------------------------------

7.1 Termination and Amendment. The Board at any time may amend or terminate the Program. Notwithstanding any expiration or termination of the Program, unless otherwise determined by the Committee, the provisions relating to Restricted Stock contained in Section VI hereof shall continue to apply with respect to all shares of Restricted Stock outstanding as of the date of expiration or termination.

7.2 Withholding. Each Participant shall pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to an award of Restricted Stock under the Program, or upon the vesting of such Restricted Stock, promptly upon notification of the amount due. Such amounts to be paid by the Participant, at the election of the Committee, may be withheld from the shares of Common Stock that otherwise would be distributed to such Participant pursuant to the Program.

7.3 Legal and Other Requirements. The grant or distribution of shares of Restricted Stock shall be subject to the condition that if at any time the Company determines in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration or qualification of any shares of Common Stock upon any securities exchange or under and federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with such grant or distribution, then in any such event, such grant or distribution shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7.4 Choice of Law. The Program, its validity, interpretation and administration and the rights and obligations of all persons having an interest therein shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that such laws may be preempted by federal law.

7.5 Adjustment Upon Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, exchange, combination or reclassification of shares, merger, consolidation, reorganization or other change in or affecting the capital structure or capital stock of the Company, the Board, upon recommendation of the Committee, may make appropriate adjustments in the number and kind of shares subject to outstanding Restricted Stock grants as it deems equitable to prevent dilution or enlargement of the rights of Participants.

7.6 Fractional Shares. The Company shall not be required to issue or deliver any fractional share of Restricted Stock issuable under this Program but shall round each grant of shares of Restricted Stock hereunder up to the nearest whole share.

7.7 No Employment Contract. The Program shall not confer upon any Participant any right to continued employment by the Company nor shall the Program in any way interfere with the right of the Company to terminate the employment of any Participant at any time.